Exhibit 10	EXECUTION COPY

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of January 20th, 2006, by and between K2 Digital, Inc., a Delaware corporation (the “Company”), and NPOWR Digital Media, Inc., a California corporation (“NPOWR”).

WHEREAS, the Company and NPOWR have entered into a letter of intent (the “Letter of Intent”) of dated December 22, 2005; and

WHEREAS,, the Company wishes to sell to NPOWR, and NPOWR wishes to purchase from the Company, for a total consideration of $165,000 (the “Closing Purchase Price”), 1,000,000 shares of the Company’s authorized, but currently unissued, preferred stock designated as its “Series A Preferred Stock” (the “Shares”), which Shares are convertible into shares of the Company’s common stock, $0.01 par value (the “Common Stock”) on a 1.50 x 1.00 Common-to-Preferred basis, at a per common share conversion price equal to $.11 for an equivalent of one million five hundred thousand shares of Common Stock (“Shell Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and NPOWR hereby agree as follows:

1.	Purchase and Sale of Shares; Closing.

(a)           Purchase and Sale. Subject to the terms and conditions hereof, at the Closing provided for in Section 1(c) hereof, the Company hereby agrees to issue and sell the Shares to NPOWR, and NPOWR agrees to purchase the Shares from the Company.

(b)           Consideration. In consideration for the issuance, sale and delivery of the aforementioned Shares, NPOWR will pay and deliver the Closing Purchase Price for the Shares to the Company at the Closing in immediately available funds by wire transfer as follows:

UBS AG

Account No.: US00096

ABA No.: 026007993

Account Representative: John E. Daley

(c)           Closing. The closing for the transaction provided for in this Section 1 (the “Closing”) shall take place at such time and place as the parties may agree but in no event later than January 20, 2006; provided, however, that if the Closing is enjoined or otherwise prohibited by any court of competent jurisdiction or any of the conditions set forth in Section 8 hereof shall not have been satisfied or properly waived, then the Closing shall take place on such date as the parties hereto shall agree, but not later than five business days following the lifting of such injunction or other prohibition or the satisfaction of such conditions. The time and date of the Closing provided for in this Section 1(c) are hereinafter referred to as (the “Closing Date”).

(d)           The Shares shall have the powers, preferences and rights set forth in the Certificate of Designation attached hereto as Exhibit A (the “Certificate of Designation”).

2.            Representations and Warranties. NPOWR hereby represents and warrants to and agrees with the Company only as to such NPOWR that:

(a)           Information on Company. NPOWR has received in writing from the Company or through access to the Company’s public filings available at www.sec.gov, such information concerning its operations, financial condition and other matters as NPOWR has requested in writing (such other information is collectively, the “Other Written Information”), and considered all factors NPOWR deems material in deciding on the advisability of investing in the Shares.

(b)           Information on NPOWR. NPOWR has such knowledge and experience in financial, tax and other business matters as to enable NPOWR to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. NPOWR has full power and authority to purchase and own the Securities. NPOWR is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding NPOWR is accurate.

(c)           Purchase of Series A Preferred Stock. On the Closing Date, NPOWR will purchase the Shares as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(d)           Compliance with Securities Act. NPOWR understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of NPOWR contained herein), and that such Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. In any event, and subject to compliance with applicable securities laws, NPOWR may enter into lawful hedging transactions with third parties, which may in turn engage in short sales of the Shares in the course of hedging the position they assume and NPOWR may also enter into short positions or other derivative transactions relating to the Shares, or interests in the Shares, and deliver the Shares, or interests in the Shares, to close out their short or other positions or otherwise settle short sales or other transactions, or loan or pledge the Shares, or interests in the Shares, to third parties that in turn may dispose of these Shares.

(e)	Shares Legend. The Shares shall bear the following or similar legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NPOWR THAT SUCH REGISTRATION IS NOT REQUIRED.”

(f)           Communication of Offer. The offer to sell the Shares was directly communicated to NPOWR by the Company. At no time was NPOWR presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(g)           Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by NPOWR and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and NPOWR has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by NPOWR relating hereto.

(h)           Restricted Securities. NPOWR understands that the Shares have not been registered under the 1933 Act and such NPOWR will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Shares unless (i) pursuant to an effective registration statement under the 1933 Act, (ii) NPOWR provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a sale, assignment or transfer of the Shares may be made without registration under the 1933 Act, or (iii) NPOWR provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Shares may be sold pursuant to (A) Rule 144 promulgated under the 1933 Act, or (B) Rule 144(k) promulgated under the 1933 Act, in each case following the applicable holding period set forth therein. Notwithstanding anything to the contrary contained in this Agreement, NPOWR may transfer (without restriction and without the need for an opinion of counsel) the Shares to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement.

For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(i)            No Governmental Review. NPOWR understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(j)            Correctness of Representations. NPOWR represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless NPOWR otherwise notifies the Company prior to each Closing Date shall be true and correct as of each Closing Date.

(k)           Survival. The foregoing representations and warranties shall survive the Closing Date for a period of three years.

3.            Company Representations and Warranties. The Company represents and warrants to and agrees with NPOWR that:

(a)           Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on their business as now being conducted. The Company has no subsidiaries or any interest in any other corporation, partnership, joint venture, limited liability company or other similar entity. For purpose of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company taken as a whole.

(b)           Capital Structure of the Company. The authorized share capital of the Company consists of 25,000,000 shares, of which 24,000,000 shares are designated as common stock and 1,000,000 shares are designated as preferred stock. As of the date hereof, there are 4,982,699 shares of common stock outstanding and no shares of preferred stock outstanding. 417,417 shares are held in the treasury. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, there are also outstanding options to purchase 894,500 shares of common stock, exercisable at prices ranging from $.05 to $5.4375 per share, and no warrants to purchase shares of common stock. Except as aforesaid, and except as provided for in the Letter of Intent, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company.

(c)           Authority; Enforceability. This Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively the “Transaction Documents”) have been duly authorized by all necessary action on the part of the Company (including shareholder action), have been duly executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

(d)           Preemptive Rights. There are no outstanding agreements or preemptive or similar rights with respect to or affecting the Company’s capital stock.

(e)           Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, nor the Company’s shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Shares.

(f)            No Violation or Conflict. Assuming the representations and warranties of NPOWR in Section 4 are true and correct, neither the issuance and sale of the Shares nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i)            violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate of incorporation, charter or bylaws of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party, by which the Company is bound, or to which any of the properties of the Company is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect on the Company; or

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company; or

(iii)          result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company.

(g)	The Shares. The Shares upon issuance:

(i)            are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           have been duly and validly authorized and will be duly and validly issued, fully paid and nonassessable;

(iii)          will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any Shares of the Company; and

(iv)          will not subject the holders thereof to personal liability by reason of being such holders.

(h)           It is not required, in connection with the offer, sale and delivery of the Shares, to register the same pursuant to the Securities Act of 1933, as amended.

(i)            Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body or arbitrator having jurisdiction over the Company that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents.

(j)            Defaults. The Company is not in violation of its Certificate of Incorporation or bylaws. The Company is (i) not in default under or in violation of any other material contract, agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect on the Company, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect on the Company.

(k)           No General Solicitation. Neither the Company, nor to its knowledge, any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Shares.

(l)            No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Other Written Information, other than those incurred in the ordinary course of the Company’s businesses since December 31, 2004 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(m)          Dilution. The Company’s executive officers and directors understand the nature of the Shares being sold hereby and recognize that the issuance of the Shares will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Shares is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Common Stock upon conversion of the Shares, is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(n)           Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies NPOWR prior to each Closing Date, shall be true and correct in all material respects as of each Closing Date.

(o)           Survival. The foregoing representations and warranties shall survive the Closing Date for a period of three years.

4.            Exempt Offering. The offer and issuance of the Shares to NPOWR is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) 1933 Act.

5.	Broker/Legal Fees.

(a)           Broker’s Fee. The Company on the one hand, and NPOWR (for itself only) on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions.

(b)           Legal Fees. NPOWR shall pay all legal fees incurred in connection with this Agreement and the purchase and sale of the Shares as provided for in the Letter of Intent.

6.            Covenants of the Company. The Company covenants and agrees with NPOWR as follows:

(a)           Reservation. Prior to the Closing Date, the Company undertakes to reserve from its authorized but unissued common stock, a number of common shares equal to the 1,500,000 shares of Common Stock constituting the Shell Shares that are deliverable upon any conversion of the Shares.

(b)           Taxes. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares have been resold or transferred by NPOWR pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(c)           Books and Records. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares have been resold or transferred by NPOWR pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(d)           Governmental Authorities. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares have been resold or transferred by NPOWR pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(e)           Confidentiality/Public Announcement. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and have been resold or transferred by NPOWR pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company agrees that except in connection with a Form 8-K or the Registration Statement, it will not disclose publicly or privately the identity of NPOWR unless expressly agreed to in writing by NPOWR or only to the extent required by law and then only upon five days prior notice to NPOWR. In any event and subject to the foregoing, the Company undertakes to file a Form 8-K or make a public announcement describing the transactions contemplated hereby not later than the first business day after the Closing Date. In the Form 8-K or public announcement, the Company will specifically disclose the amount of common stock outstanding immediately after the Closing.

7.	Covenants of the Company and NPOWR Regarding Indemnification.

(a)           The Company agrees to indemnify, hold harmless, reimburse and defend NPOWR its officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon NPOWR or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and NPOWR relating hereto.

(b)           NPOWR agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, attorneys, Affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by NPOWR in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by NPOWR of any covenant or undertaking to be performed by such NPOWR hereunder, or any other agreement entered into by the Company and NPOWR, relating hereto.

8. Conditions to Closing

(a)           Conditions to NPOWR’s Obligations. NPOWR’s obligations to purchase the Shares at the Closing is subject to the satisfaction or waiver of the following conditions:

(i)            Each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties of the Company contained in this Agreement that is not so qualified as to materiality shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date). The Company shall have performed in all material respects all agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(ii)           On the Closing Date, there shall not be in effect any law, order, regulation or decree directing that the purchase and sale of the Shares and the other transactions contemplated by this Agreement not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

(iii)          No action shall have been commenced by any governmental authority against any party hereto seeking to restrain or delay the purchase and sale of the Shares and Warrants or the other transactions contemplated hereby.

(iv)          NPOWR shall have received evidence that the Certificate of Designations has been filed with the Secretary of State of Delaware.

(v)           NPOWR shall have received a certificate or certificates for the Shares, registered in its name, duly executed by the Company.

(vi)          The Company shall have delivered to NPOWR a certificate, executed by the Chief Executive Officer or the President of the Company, dated the Closing Date, to the effect that the conditions specified in this Section 8(a) have been satisfied, unless otherwise waived in writing by NPOWR.

(vii)         The Company shall have delivered to NPOWR an opinion of its counsel to the effect set forth on Exhibit B hereto.

(b)           Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares at the Closing is subject to the satisfaction or waiver on or prior to the Closing, of the following conditions:

(i)            Each of the representations and warranties of NPOWR contained in this Agreement shall be true and correct in all material respects as of the Closing Date. NPOWR shall have performed in all material respects all agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(ii)           On the Closing Date, there shall not be in effect any law, order, regulation or decree directing that the purchase and sale of the Shares and the other transactions contemplated hereby not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

(iii)          No Action shall have been commenced by any governmental authority against any party hereto seeking to restrain or delay the purchase and sale of the Shares or the other transactions contemplated hereby.

(iv)          NPOWR shall have delivered to the Company, a certificate, by the Chief Executive Officer or the President of NPOWR, dated the Closing Date, to the effect that the conditions specified in this Section 8(b) have been satisfied, unless waived in writing by the Company.

9.	Miscellaneous.

(a)           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: K2 Digital, Inc., c/o Law Offices of Thomas G. Amon, 500 Fifth Avenue, Suite 1650, New York, NY 10110, Attn: Thomas G. Amon, telecopier number: (212) 810-2427, with a copy by telecopier only to: Thomas G. Amon, Esq., 500 Fifth Avenue, Suite 1650, New York, NY 10110, telecopier number: (212) 810-2427, and (ii) if to NPOWR, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto, with an additional copy by telecopier only to: Paul Kosacz, telecopier number (805) 777-7252.

(b)           Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor NPOWR have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of NPOWR.

 (c)           Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d)           Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

K2 DIGITAL, INC.
a Delaware corporation

By	/s/ Gary Brown
Name:	Gary Brown
Title:	President

NPOWR Digital Media, Inc.

By	/s/ Robert Whitmore
Name:	Robert Whitmore
Title:	President
E-Mail:	Whitmore@ojai.net
Address:	NPOWR Digital Media, Inc.
4347 Raytheon Rd
Oxnard, CA 93033

EXHIBIT A
CERTIFICATE OF DESIGNATION

CERTIFICATE OF DESIGNATION
SERIES A PREFERRED STOCK
OF
K2 DIGITAL, INC.

K2 Digital, Inc., a Delaware corporation (the “Corporation”), does hereby certify that, pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Sections 151 and 157 of Title 8 of the Delaware Code (“DGCL”) the Board of Directors, by consent in writing pursuant to Section 141(f) of the DGCL, unanimously adopted a resolution providing for the designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions hereof, of one million (1,000,000) shares, of the Corporation’s Preferred Stock, $.01 par value per share, which resolution is as follows:

1.	Series A Preferred Stock

RESOLVED:        That pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation of the Corporation, the board of Directors does hereby adopt a resolution, providing for the issuance of a new series of preferred Stock, $.01 par value per share, of the Corporation, to be designated “Series A Preferred Stock” (the “Series A Preferred Stock”) consisting of one million (1,000,000) shares, which number of shares may be decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors of the Corporation; and herein states and expresses that the designation, preferences and other special or relative rights of the shares of Series A Preferred Stock shall be as set forth in the Certificate of Designation, Preferences, and Rights of Series A Preferred Stock (the “Certificate of Designation”), a copy of which has been presented to, reviewed and adopted by this Board of Directors.

1.             Designation and Amount. The shares of such series shall be designated as “Series A Preferred Stock” and the number of shares constituting such series shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding, plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

2	Liquidation Preference.

2.1           In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or to the holders of any other series of Preferred Stock, by reason of their ownership thereof, the amount of $0.165 per share of Series A Preferred Stock (the "Series A Original Issue Price") (as the same may be adjusted for any Recapitalization Event (as hereinafter defined) with respect to such Shares). If, upon the occurrence of such event, the assets thus distributed among the holders of the shares of Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount to which such holders are entitled pursuant to this Section 2.1 (the "Series A Liquidation Preference"), then the entire assets of the Corporation legally available for distribution shall be distributed to the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder would be entitled to receive if the Corporation had sufficient funds to pay the preferred liquidation preference in full.

2.2           After payment has been made to the holders of the Series A Preferred Stock of the respective amounts to which they shall be entitled as provided in Section 3.1 above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Common Stock of the Corporation in the same ratio as the number of shares of Common Stock owned by each such holder bears to the total number of shares of Common Stock then outstanding.

2.3           For the purposes of this Section 2: (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions, including, without limitation, any reorganization, merger, consolidation, stock transfer or stock issuance, that results in the transfer of more than 50% of the outstanding voting power of the Corporation immediately prior to the transaction to parties other than the stockholders of the corporation immediately prior to the transaction; or (ii) a sale, lease or license of all or substantially all of the assets of the Corporation in a single transaction or series of related transactions, if persons who were stockholders of the Corporation immediately prior to the effective date of such sale do not own more than 50% of the outstanding voting power of the entity acquiring such assets from the Corporation (collectively a “Change of Control”), shall be deemed to be a liquidation; provided however, that the NPOWR Transaction, as herein after defined, shall not be deemed a change in control for purposes of this Section.

2.4           For purposes of determining the Series A Liquidation Preference, the Series A Original Issue shall be subject to adjustment upon the occurrence of any Recapitalization Event so that, after giving effect to such Recapitalization Event, the aggregate Series A Liquidation Preference of the shares of Series A Preferred Stock outstanding immediately after such Recapitalization Event shall be equal to the aggregate Series A Liquidation Preference of the shares of Series A Preferred Stock outstanding immediately prior to such Recapitalization Event. For purposes of this Section 2, the term “Recapitalization Event” shall mean any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of the shares of Series A Preferred Stock (but not any conversion thereof pursuant to Section 4) that has the effect of changing the outstanding shares of Series A Preferred Stock into a different number of shares or a different class of shares of the Corporation, without consideration to the holders of the Series A Preferred Stock.

3.	Redemption. The Series A Preferred Stock shall not be redeemable.

4.            Conversion Rights. The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1	Right to Convert and Automatic Conversion.

(a)           Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such Share and prior to the date on which the holder thereof becomes entitled to receive payment of the Series A Liquidation Preference, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price (as the same may have theretofore been adjusted by a Recapitalization Event) by the Conversion Price (as defined below) in effect at the time of conversion. The price at which shares of Common Stock shall be issuable upon conversion of any share of Series A Preferred Stock shall initially be $0.11 (the “Conversion Price”). The Conversion Prices shall be subject to adjustment as hereinafter provided.

(b)           Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price immediately upon the earliest to occur of any of the following events (each an “Automatic Conversion Event”):

(i)            the closing of the issuance of shares following the effectiveness of a registration statement under the Securities Act of 1933, as amended (other than a registration statement relating solely to the sale of securities to employees of the Corporation or a registration relating solely to a Securities and Exchange Commission Rule 145 transaction);

(ii)           the closing of a merger transaction between the Corporation (or any wholly-owned subsidiary of the Corporation) and NPOWR Digital Media, Inc. (herein the “NPOWR Transaction”); or

(iii)          at the election of the holders of at least 67% of the outstanding shares of Series A Preferred Stock voting as a separate class.

4.2           Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Common Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the number of such holder's shares of Series A Preferred Stock being converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued; provided, however, that in the event of an automatic conversion pursuant to Section 4.1(b), all of the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares, whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon any conversion unless the certificates evidencing the shares of Series A Preferred Stock that are being converted or that have been automatically converted are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an affidavit and indemnification agreement on such terms as may be reasonably required by the Corporation or its transfer agent indemnifying the Corporation and such transfer agent from any loss incurred by either of them in connection with such certificates. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of such shares of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid (the “Conversion Shares”); provided, however, that if any of the Conversion Shares are to be issued in the name of any person or persons other than the name of the record holder of the shares of Series A Preferred Stock being converted, such holder shall be obligated to pay all stock issuance or stock transfer or similar taxes, if any, required to be paid in connection therewith as a condition precedent to the issuance of such Conversion Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted or, in the case of automatic conversion, on the date of the Automatic Conversion Event, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

4.3	Adjustments to Conversion Price for Diluting Issues.

(a)           Special Definitions. For purposes of this Section 4, the following definitions shall apply:

(i)            “Options” means rights, options or warrants to subscribe for purchase or otherwise acquire either Common Stock or Convertible Securities (as hereinafter defined).

(ii)           “Original Issue Date” means, with respect to the Series A Preferred Stock, the date on which the Corporation issued the first share of such Series A Preferred Stock.

(iii)          “Convertible Securities” means any evidences of indebtedness, shares (other than the shares of Series A Preferred Stock ) or other securities that are convertible into or exchangeable for Common Stock.

(iv)          “Additional Securities” means all shares of Common Stock issued (or pursuant to Section 4.3(c), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable at any time: (A) upon conversion of any shares of Series A Preferred Stock into Common Stock; (B) to officers, directors, and employees of, or consultants to, the Corporation pursuant to any stock grant, option plan or purchase plan or other stock incentive program approved by the Board of Directors; (C) as a dividend or distribution on the shares of Series A Preferred Stock or any event for which adjustment is made pursuant to this Section 4.3(a)(iv); (D) by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Securities by subclauses (A), (B), or (C) of this Section 4.3(a)(iv) or on shares of Common Stock so excluded.

(b)           No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Securities unless the consideration per share (determined pursuant to Section 4.3(e) hereof) for an Additional Security issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issuance (or deemed issuance) of Additional Securities.

(c)           Deemed Issue of Additional Securities. Except as otherwise provided in Section 4.3(b), if the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided, however, that Additional Securities shall not be deemed to have been issued with respect to the Series A Preferred Stock unless the consideration per share (determined pursuant to Section 4.3(e) hereof) of such Additional Securities would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be; provided further, however, that in any such case in which Additional Securities are deemed to be issued:

(i)            no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii)           if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)          upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that shall not have been exercised or converted or exchanged, the Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A)          in the case of Convertible Securities or Options for Common Stock, the only Additional Securities issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities (whether or not converted or exchanged), plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

(B)          in the case of Options exercisable or exchangeable for Convertible Securities, only the Common Stock, if any, actually issued upon the conversion or exchange of the Convertible Securities actually acquired on the exercise of such Options, and the consideration received by the Corporation for the Additional Securities deemed to have been issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised, plus any additional consideration actually received by the Corporation on conversion or exchange of such Convertible Securities;

(iv)          no readjustment pursuant to subclause (A) or subclause (B) of Section 4.3(c)(iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of: (A) the Conversion Price on the original adjustment date; or (2) the Conversion Price that would have resulted from any issuance of Additional Securities between the original adjustment date and such readjustment date; and

(v)           in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options.

(d)           Adjustment of Conversion Prices upon Issuance of Additional Securities. If the Corporation shall issue Additional Securities (including Additional Securities deemed to be issued pursuant to Section 5.3(c)) without consideration, or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price equal to the price per share of the Additional Securities so issued (or deemed to be issued).

(e)           Determination of Consideration. For purposes of this Section 5.3, the consideration received by the Corporation for the issue of any Additional Securities shall be computed as follows:

(i)	Cash and Property: Such consideration shall:

(A)          insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

(B)          insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Corporation’s Board of Directors; and

(C)          if Additional Securities are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received for such Additional Securities, computed as provided in subclauses (A) and (B) above, as determined in good faith by the Board of Directors.

(ii)           Options and Convertible Securities. The consideration per share received by the Corporation for Additional Securities deemed to have been issued pursuant to Section 5.3(c) relating to Options and Convertible Securities shall be determined by dividing:

(A)          the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by:

(B)          the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

4.4	Adjustments to Conversion Prices for Certain Other Events.

(a)           Adjustments for Subdivisions, Combinations or Consolidation of Common Stock. If the outstanding shares of Common Stock shall be subdivided (by stock split, stock dividend, or otherwise), into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(b)           Adjustments for Other Distributions. If the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 4, then and in each such event, provision shall be made so that the holders of the Series A Preferred Stock shall receive, upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their respective Series A Preferred Stock had been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Series A Preferred Stock.

(c)           Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification or similar transaction, be proportionately adjusted such that the shares of Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock that the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the shares of Series A Preferred Stock immediately before that change.

4.5           No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed pursuant to this Section 4 by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

4.6	No Fractional Shares and Certificate as to Adjustments.

(a)           No fractional shares shall be issuable upon conversion, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 4.6, be deliverable upon conversion of the shares of Series A Preferred Stock then being converted, the Corporation shall pay to the holder thereof an amount in cash equal to the current market value of such fractional interest, as determined by the Corporation’s Board of Directors.

(b)           Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation shall, at its expense, promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of any then-outstanding shares of Series A Preferred Stock a certificate of the Corporation’s Chief Financial Officer setting forth such adjustment or readjustment and setting forth in detail the facts upon which the adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of any then-outstanding shares of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustment and readjustment; (ii) the Conversion Price at the time in effect with respect to such holder’s shares of Series A Preferred Stock; and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Preferred Stock.

4.7           Notices of Record Date. If the Corporation takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of shares of Series A Preferred Stock then outstanding, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right.

4.8          Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

4.9           Notices. Any notice required by the provisions of this Section 4 to be given to the holders of the Series A Preferred Stock shall be deemed given three business days after deposit in the United States Mail, if sent by first class, certified or registered mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

4.10         Status of Converted Stock. In case any shares of Series A Preferred Stock shall be converted pursuant to Section 4.1 hereof, the shares so converted shall be canceled and shall not be reissuable.

5.	Voting Rights and Directors

5.1          Except as otherwise required by law and as provided in Section 5.2 and Section 6, the holders of the Series A Preferred Stock and the holders of Common Stock shall be entitled to notice of any stockholders’ meeting and to vote as a single class upon any matter submitted to the stockholders for a vote, as follows: (a) each holder of shares of Series A Preferred Stock shall have one vote for each full share of Common Stock into which such holder’s shares of Series A Preferred Stock would be convertible on the record date for the vote; and (b) each holder of Common Stock shall have one vote per share of Common Stock.

5.2           For so long as any shares of Series A Preferred Stock or any Conversion Shares are outstanding (as adjusted for any Recapitalization Event), the holders of the Series A Preferred Stock and the holders of the Conversion Shares shall be entitled to elect one director and the holders of the Common Stock (not including the holders of the Conversion Shares) shall be entitled to elect the remaining directors. In the case of a vacancy in the office of the director elected by the holders of the Series A Preferred Stock and the holders of the Conversion Shares, such vacancy shall be filled by the affirmative vote or written consent of a majority of the sum of the shares of Common Stock into which such shares of Series A Preferred Stock are then convertible and the number of Conversion Shares then outstanding; and any vacancy in the office o f any of the directors elected by the holders of the Common Stock (not including the holders of the Conversion Shares) shall be filled by the affirmative vote or written consent of a majority of the shares of Common Stock then outstanding (not including the holders of the Conversion Shares). To the extent permitted by applicable law, any director elected by the holders of a particular class or series of stock may be removed during such director’s term of office, either for or without cause, by and only by the affirmative vote or written consent of the holders of a majority of the outstanding shares of such class or series of stock.

6.            Restrictions on Powers of the Corporation. In addition to any other rights provided by law in favor of the holders of the Series A Preferred Stock, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than 67% of the outstanding shares of Series A Preferred Stock voting as a separate class:

(a)           amend or repeal any provision of, or add any provision to, the Corporation’s Certificate of Incorporation if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the shares of Series A Preferred Stock;

(b)           authorize, reclassify, or issue shares of any equity security having any dividend, liquidation or redemption preference or priority superior or equal to any dividend, liquidation or redemption preference or priority of the Series A Preferred Stock;

(c)           pay any dividend on the Common Stock, or pay any dividend on the purchase, redemption or other acquisition of any security junior to the Series A Preferred Stock, other than repurchases of Common Stock upon termination of employment or consultancy pursuant to stock purchase plans or stock option plans in effect at the time of issuance of such security;

(d)           increase the number of shares of Series A Preferred Stock outstanding other than by reason of the occurrence of any Recapitalization Event (as hereinabove defined); or decrease the authorized number of shares of Series A Shares other than as a result of a Recapitalization Event or any conversion of any shares of Series A Preferred Stock;

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed by its President this 18th day of January, 2006.

K2 DIGITAL, INC.

By:	/s/ Gary Brown
Name:	Gary Brown
Title:	President

EXHIBIT B
FORM OF OPINION OF COMPANY COUNSEL

1.             Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own its properties and assets, to conduct its business as currently conducted and to execute, deliver and perform its obligations under the Agreement and to consummate the transactions contemplated thereby.

2.             Corporate Action. The Company has taken all requisite corporate action required to be taken by it to authorize the execution, delivery and performance of the Agreement and the transactions contemplated thereby.

3.             Due Execution and Delivery. The Company has duly and validly executed and delivered the Agreement, and the Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

4.             No Violation. The execution, delivery and performance by the Company of the Agreement, and the consummation of the transactions contemplated thereby, with or without the giving of notice or the lapse of time or both, do not and will not: (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of the Company; or (ii) violate or conflict with any agreement binding on it.

5.            Issuance of Shares. The Shares have been duly and validly issued by the Company and are fully paid and non-assessable.